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                                                                    EXHIBIT 23.1

                            Ivins, Phillips & Barker
                                   Chartered
                          1700 Pennsylvania Ave, N.W.
                          Washington, D.C. 20006-4723

                                                                  August 3, 1999

Texaco Inc.
2000 Westchester Avenue
White Plains, New York 10650

Texaco Capital Inc.
1013 Centre Road
Wilmington, Delaware 19801

    Re: Texaco Capital Inc.
       Second Series 1999 Medium-Term Notes Prospectus
       Supplement dated as of August 3, 1999

Gentlemen:

    You have asked for our opinion on the federal income tax consequences to holders of certain Second Series 1999 Medium-Term Notes (the "Notes") of Texaco Capital Inc., a wholly-owned subsidiary of Texaco Inc., which Notes are in part the subject of a Registration Statement on Form S-3 (File No. 333-82893) declared effective by the United States Securities and Exchange Commission on July 20, 1999 (the "Registration Statement"). In preparing this opinion, we have reviewed the supplement to the prospectus contained in the Registration Statement (the "Prospectus Supplement"), and the applicable federal income tax laws contained in statutes, regulations, rulings and judicial opinions. Our opinion assumes that the terms of the Notes are exactly as described in the Prospectus Supplement.

    Based on the description of the terms of the Notes set forth in the Prospectus Supplement, our opinion on the federal income tax consequences of purchasing, owning, and disposing of the Notes, as well as reasons underlying the opinion, is as set forth and specifically ascribed to us in the Prospectus Supplement under the heading "UNITED STATES TAXATION."

    We express no opinion on the federal income tax consequences of holding the Notes other than that expressed therein. Also, we do not purport to be expert in, or to express any opinion concerning, the laws of any jurisdiction other than the Federal laws of the United States.

    We hereby consent to the reference to us and to the use of our name under the caption "UNITED STATES TAXATION" in the Prospectus Supplement.

                                          Very truly yours,

                                          IVINS, PHILLIPS & BARKER

                                         By:____________________________________